EXHIBIT 99.1

Arbutus to Present Imdusiran Data at EASL Congress 2024

WARMINSTER, Pa., May 22, 2024 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq: ABUS) (“Arbutus” or the “Company”), a clinical-stage biopharmaceutical company leveraging its extensive virology expertise to develop a functional cure for people with chronic hepatitis B virus (cHBV) infection, today announced that two abstracts have been accepted for poster and oral presentations at the European Association for the Study of the Liver (EASL) Congress 2024 taking place June 5 - 8, 2024 in Milan, Italy.

The accepted abstracts for presentation are as follows:

Abstract Number: 2389
Presentation Type: Poster presentation
Title: Imdusiran (AB-729) administered every 8 weeks in combination with 24 weeks of pegylated interferon alfa-2a in virally suppressed, HBeAg-negative subjects with chronic HBV infection leads to HBsAg loss in some subjects at end of IFN treatment.
Presenter: Prof. Man-Fung Yuen
Presentation Date: June 5, 2024
Key Findings: HBsAg ≤ LLOQ (lower limit of quantification) with detectable anti-HBs was observed at end-of-treatment in 28% of subjects who received 4 or 6 doses of imdusiran plus 24 weeks of IFN, but in 0 subjects who received 4 or 5 doses of imdusiran plus 12 weeks of IFN. The study remains ongoing and additional end-of-treatment data, durability of end-of-treatment HBsAg loss, and preliminary immunology data for a subset of study subjects will be presented.

This poster will also be featured in the Poster Tour: Viral hepatitis B and D: New therapies, unapproved therapies or strategies, on Thursday, June 6.

Abstract Number: 505
Presentation Type: Oral presentation
Title: Imdusiran (AB-729) administered every 8 weeks for 24 weeks followed by the immunotherapeutic VTP-300 maintains lower HBV surface antigen levels in NA-suppressed CHB subjects than 24 weeks of imdusiran alone.
Presenter: Prof. Kosh Agarwal
Presentation Date: June 6, 2024
Key Findings: Repeat dosing of imdusiran for 24 weeks followed by VTP-300 was well-tolerated and contributes to the maintenance of lower HBsAg levels compared to placebo in subjects who have reached end-of-treatment and follow up week 60. More subjects who received VTP-300 have qualified to stop NA-therapy at end-of-treatment and all remain off therapy. Additional on-treatment, follow-up and NA discontinuation data will be presented.

Abstracts are available on the EASL Congress 2024 website at https://www.easlcongress.eu/. The posters are expected to be made available to conference attendees at the start of the meeting on June 5, 2024. The poster and oral presentation will be available subsequently on Arbutus’ website at https://www.arbutusbio.com/publications/.

About imdusiran (AB-729)
Imdusiran is an RNA interference (RNAi) therapeutic specifically designed to reduce all HBV viral proteins and antigens including hepatitis B surface antigen, which is thought to be a key prerequisite to enable reawakening of a patient’s immune system to respond to the virus. Imdusiran targets hepatocytes using Arbutus’ novel covalently conjugated N-Acetylgalactosamine (GalNAc) delivery technology enabling subcutaneous delivery. Clinical data generated thus far has shown single and multiple doses of imdusiran to be generally safe and well-tolerated, while also providing meaningful reductions in hepatitis B surface antigen and hepatitis B DNA. Imdusiran is currently in multiple Phase 2a clinical trials.

About HBV
Hepatitis B is a potentially life-threatening liver infection caused by the hepatitis B virus (HBV). HBV can cause chronic infection which leads to a higher risk of death from cirrhosis and liver cancer. Chronic HBV infection represents a significant unmet medical need. The World Health Organization estimates that over 290 million people worldwide suffer from chronic HBV infection, while other estimates indicate that approximately 2.4 million people in the United States suffer from chronic HBV infection. Approximately 820,000 people die every year from complications related to chronic HBV infection despite the availability of effective vaccines and current treatment options.

About Arbutus
Arbutus Biopharma Corporation (Nasdaq: ABUS) is a clinical-stage biopharmaceutical company leveraging its extensive virology expertise to identify and develop novel therapeutics with distinct mechanisms of action, which can be combined to provide a functional cure for patients with chronic hepatitis B virus (cHBV). We believe the key to success in developing a functional cure involves suppressing HBV DNA, reducing surface antigen, and boosting HBV-specific immune responses. Our pipeline of internally developed, proprietary compounds includes an RNAi therapeutic, imdusiran (AB-729), and an oral PD-L1 inhibitor, AB-101. Imdusiran has generated meaningful clinical data demonstrating an impact on both surface antigen reduction and reawakening of the HBV-specific immune response. Imdusiran is currently in three Phase 2a combination clinical trials. AB-101 is currently being evaluated in a Phase 1a/1b clinical trial. For more information, visit www.arbutusbio.com.

Forward-Looking Statements and Information
This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, forward-looking statements). Forward-looking statements in this press release include statements about our future development plans for our product candidates; the expected results of our clinical development plans and clinical trials with respect to our product candidates; our expectations with respect to the release of data from our clinical trials and the expected timing thereof; and the potential for our product candidates to achieve success in clinical trials.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the effectiveness and timeliness of preclinical studies and clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Arbutus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: anticipated pre-clinical studies and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested product candidate; Arbutus may elect to change its strategy regarding its product candidates and clinical development activities; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus’ products; economic and market conditions may worsen; market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus’ Annual Report on Form 10-K, Arbutus’ Quarterly Reports on Form 10-Q and Arbutus’ continuous and periodic disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information

Investors and Media
Lisa M. Caperelli
Vice President, Investor Relations
Phone: 215-206-1822
Email: lcaperelli@arbutusbio.com